Exhibit 8.2

[Letterhead of Wachtell, Lipton, Rosen & Katz]

March 20, 2024

NuStar Energy L.P.

19003 IH-10 West

San Antonio, TX 78257

Ladies and Gentlemen:

We have acted as special counsel to NuStar Energy L.P., a Delaware limited partnership (the “Partnership”), in connection with the proposed merger (the “Merger”) of Saturn Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), with and into the Partnership, with the Partnership surviving the Merger, as contemplated by the Agreement and Plan of Merger, dated as of January 22, 2024, by and among Sunoco LP, a Delaware limited partnership (“Parent”), Merger Sub, the Partnership, Riverwalk Logistics, L.P., a Delaware limited partnership, NuStar GP, LLC, a Delaware limited liability company and Sunoco GP LLC, a Delaware limited liability company (together with all exhibits, appendices, schedules and similar attachments thereto, in each case as amended or supplemented through the date hereof, the “Merger Agreement”). In connection with the effectiveness of the registration statement on Form S-4 (together with all exhibits, appendices, schedules and similar attachments thereto, in each case as amended or supplemented through the date hereof, the “Registration Statement”), including the Proxy Statement/Prospectus forming a part thereof, relating to the Merger and initially filed with the Securities and Exchange Commission on February 26, 2024, you have requested our opinion as to certain U.S. federal income tax matters. Except as otherwise provided herein, capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.

In providing our opinion, we have examined the Merger Agreement, the Registration Statement, and such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinion set forth herein. In addition, we have assumed that: (i) the Merger, Special Distribution, and related transactions will be consummated pursuant to and in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), (ii) the statements and representations concerning the Merger and the parties thereto and the Special Distribution, in each case, set forth in the Merger Agreement and the Registration Statement are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time,

NuStar Energy L.P.

March 20, 2024

(iii) any statements and representations described in clause (ii) qualified by knowledge, intention, expectation, belief, materiality or comparable qualification are and will be true, complete and correct as if made without such qualification, (iv) the Registration Statement is true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (v) the parties to the Merger Agreement have complied with and, if applicable, will continue to comply with, their respective covenants and agreements contained in the Merger Agreement, (vi) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us and all natural persons who have executed such documents are of legal capacity, (vii) Parent, Merger Sub, the Partnership, and their respective subsidiaries will treat the Merger and the Special Distribution for U.S. federal income tax purposes in a manner consistent with the opinion set forth below, and (viii) all applicable reporting requirements have been or will be satisfied. If any of the above described assumptions is untrue for any reason, or if the Merger, Special Distribution or related transactions are consummated in a manner that is different from the manner described in the Merger Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, we hereby confirm that, subject to the assumptions, exceptions, limitations and qualifications set forth herein and described in the Registration Statement, the discussion set forth in the Registration Statement under the captions “Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders” and “Material U.S. Federal Income Tax Consequences of the Special Distribution to U.S. Holders” sets forth our opinion as to the material U.S. federal income tax consequences of the Merger and the Special Distribution to “U.S. holders” (as defined in the Registration Statement) of NuStar Common Units as of the effective date of the Registration Statement.

We express no opinion on any issue or matter relating to the tax consequences of the transactions contemplated by the Merger Agreement or the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Merger, Special Distribution or related transactions, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform the Partnership of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion to you in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz